Exhibit 10.41

ARAMARK Corporation

1101 Market Street

Philadelphia, Pennsylvania 19107

Hyatt Corporation

c/o Global Hyatt Corporation

71 South Wacker Drive

Chicago, Illinois 60606

Attention: General Counsel

June 14, 2007

VIA FEDEX AND TELECOPIER

Re:	Indemnification of Hyatt Corporation

Gentlemen:

Reference is made to that Indenture of Lease (the “Lease Agreement”), dated as October 15, 1979, by and between the County of Nassau and Hyatt Management Corporation of New York, Inc. (“HMC”). Pursuant to the terms of the Lease Agreement, Hyatt Corporation (“Hyatt”) guaranteed certain obligations of HMC. HMC’s successor subsequently assigned its rights and obligations under the Lease Agreement to SMG, a Pennsylvania general partnership (“SMG”). In connection with and as a condition to the acquisition of SMG by affiliates of American Capital, SMG agreed to indemnify Hyatt for its obligations under the Lease Agreement, as set forth in an indemnification letter agreement dated as of June 14, 2007 (the “SMG Indemnification Agreement”), which indemnification obligation is supported by a letter of credit as required thereunder (the “L/C”).

In order to facilitate the acquisition of SMG by affiliates of American Capital, ARAMARK Corporation (“ARAMARK”) hereby agrees to indemnify Hyatt and its directors, officers, employees, affiliates, successors, permitted assigns, agents and representatives (collectively, the “Indemnitees”) from and against fifty percent (50%) of any and all Losses (as defined in the SMG Indemnification Agreement) with respect to which Hyatt has not been made whole by SMG (or otherwise); provided, however, that ARAMARK shall not have any obligations or liabilities pursuant to this letter agreement unless and until Hyatt has exhausted all of its remedies under the SMG Indemnification Agreement and the L/C.

Very truly yours,

ARAMARK CORPORATION

By:	/s/ Christopher S. Holland
Name:	Christopher S. Holland
Title:	Senior Vice President and Treasurer

Acknowledged and Agreed:

HYATT CORPORATION

By:	/s/ Kirk Rose
Name:	Kirk Rose
Title:	Senior Vice President Finance and Treasurer